                              DECLARATION OF TRUST

                                       OF

                                AIG SERIES TRUST

                          (a Delaware Statutory Trust)

                            dated December 31, 2003,
                    amended and restated as of June 3, 2004,
              and as further amended and restated November 30, 2004

                                TABLE OF CONTENTS
                                -----------------

                              DECLARATION OF TRUST

         Section 5.      Status of Shares and Limitation of

                                       i

         Section 1.      Determination of Net Asset Value, Net Income,

         Section 4.      Trustee's Good Faith Action, Expert Advice,

                                       ii

                              DECLARATION OF TRUST
                                       OF
                                AIG SERIES TRUST

       THIS  DECLARATION  OF TRUST is made as of the date set forth below by the
Trustee named hereunder for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

       NOW, THEREFORE,  the Trustees hereby direct that the Certificate of Trust be filed with the Office of the  Secretary of State of the State of Delaware and
do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the  following  terms and conditions for the benefit of the Shareholders of this Trust.

                                   ARTICLE I
                              NAME AND DEFINITIONS

       Section 1.    NAME.  This Trust shall be known as the "AIG Series Trust,"
and the Trustees  shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

       Section 2.    DEFINITIONS.   Whenever  used  herein,   unless   otherwise
required by the context or specifically provided:

       (a)    "Administrator"  means a party  furnishing  services  to the Trust pursuant to any  administration  contract  described in Article IV, Section 6(a)
hereof;

       (b)    "By-Laws" shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act;

       (c)    "Certificate  of Trust" means the certificate of trust, as amended or  restated  from time to time,  filed by the  Trustees  with the Office of the
Secretary of State of the State of Delaware in accordance with the Delaware Act;

       (d)    "Class"  means  a  class  of  Shares  of a  Series  of  the  Trust established in accordance with the provisions of Article III hereof;

       (e)    "Code" means the Internal  Revenue Code of 1986 (or any  successor statute),  as  amended  from  time  to  time,  and  the  rules  and  regulations thereunder, as adopted or amended from time to time;

       (f)    "Commission"  shall have the  meaning  given such term in the 1940
Act;

       (g)    "Declaration  of  Trust"  means  this  Declaration  of  Trust,  as amended, supplemented or amended and restated from time to time;

       (h)    "Delaware Act" means the Delaware  Statutory Trust Act, 12 Del. C.
ss.ss. 3801 ET SEQ., as amended from time to time and any successor;

       (i)    "Interested  Person"  shall have the  meaning  given it in Section
2(a)(19) of the 1940 Act;

       (j)    "Investment  Adviser"  means a party  furnishing  services  to the
Trust  pursuant to any  investment  advisory  contract  described in Article IV,
Section 6(a) hereof;

       (k)    "Net  Asset  Value"  means the net asset  value of each  Series or
Class of the Trust, determined as provided in Article VI, Section 1 hereof;

       (l)    "1940 Act" means the  Investment  Company Act of 1940,  as amended from time to time,  and the rules and  regulations  thereunder,  as  adopted  or amended from time to time;

       (m)    "Outstanding  Shares" means Shares shown in the books of the Trust or its transfer agent as then-outstanding;

       (n)    "Person"  means  and  includes  natural   persons,   corporations,
partnerships,  limited  partnerships,  statutory  trusts and  foreign  statutory trusts,  trusts,  limited  liability  companies,  associations,  joint ventures, estates,  custodians,  nominees and any other individual or entity in its own or
any  representative   capacity,  and  governments  and  agencies  and  political subdivisions thereof, in each case whether domestic or foreign;

       (o)    "Principal  Underwriter" shall have the meaning given such term in the 1940 Act;

       (p)    "Protected  Maturity Date" means the date in which a Series of the
Trust  will  redeem all of its  outstanding  shares  and  terminate  operations, subject to the conditions disclosed in the Registration Statement;

       (q)    "Protected  High Watermark  Value" shall have the meaning given to it in the Registration Statement as applicable to each Series;

       (r)    "Put  Agreement"  means the  agreement  to be entered into between
Prudential Global Funding, Inc. and the Fund, on behalf of certain Series, which agreement  shall  provide for the payment to a Series of an amount  necessary to assure that  Shareholders  of the Series  receive the Protected  High  Watermark
Value on the Protected  Maturity  Date of that Series,  subject to the terms and conditions thereof, or any similar or successor agreement;

       (s)    "Registration Statement" means the registration statement filed by the  Trust  with the  Commission  on Form  N-1A  pursuant  to  Section  6 of the
Securities Act of 1933, as amended,  and Section 8 of the Investment Company Act of 1940,  as  amended,  and as  further  supplemented,  amended or  modified  in accordance with applicable law, and includes any report, document, or memorandum filed  as  part  of such  registration  statement  or  incorporated  therein  by reference;

       (t)    "Series"  means each Series of Shares  established  and designated under or in accordance with the provisions of Article III hereof;

       (u)    "Shareholder" means a record owner of Outstanding Shares;

       (v)    "Shares" means the transferable units of beneficial  interest into which the  beneficial  interest in the Trust shall be divided  from time to time and includes fractions of Shares as well as whole Shares;

       (w)    "Trust" means the Delaware  statutory trust  established under the
Delaware Act by this  Declaration of Trust and the filing of the  Certificate of
Trust in the Office of the Secretary of State of the State of Delaware;

       (x)    "Trust  Property"  means any and all  property,  real or personal, tangible or  intangible,  which is from time to time owned or held by or for the account of the Trust or any Series;

       (y)    "Trustees"  means the "Person" or  "Persons"  who have signed this
Declaration  of Trust  and all other  Persons  who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance  with the provisions  hereof,  and the 1940 Act and Delaware Act, in each case so long as such Person  shall  continue in office in  accordance  with the terms of this
Declaration  of Trust,  and reference  herein to a Trustee or the Trustees shall refer to such  Person or Persons  in his or her or their  capacity  as  Trustees hereunder.

                                   ARTICLE II
                                PURPOSE OF TRUST

       The purpose of the Trust is to conduct, operate and carry on the business of an  open-end  management  investment  company  registered  under the 1940 Act through one or more Series.  In furtherance  of the  foregoing,  it shall be the purpose of the Trust to do everything necessary,  suitable, convenient or proper for the conduct,  promotion and  attainment of any businesses and purposes which at any time may be  incidental  or may appear  conducive  or  expedient  for the accomplishment  of the  business of an open-end  management  investment  company registered  under the 1940 Act and which may be  engaged  in or  carried on by a trust  organized  under the Delaware Act, and in connection  therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

                                  ARTICLE III
                                     SHARES

       Section 1.    DIVISION OF BENEFICIAL INTEREST.

       (a)    The beneficial  interest in the Trust shall be divided into one or more Series.  The Trustees may divide each Series into one or more Classes.  The
Trustees  hereby  establish the Series and Classes listed in Schedule A attached hereto and made a part hereof. Subject to the further provisions of this Article
III and any  applicable  requirements  of the 1940 Act, the Trustees  shall have full power and authority,  in their sole discretion,  and without  obtaining any authorization or vote of the Shareholders of any Series or Class thereof, to:

              (i)    divide  the  beneficial  interest  in each  Series or Class thereof  into  Shares,  with or without par value as the  Trustees  shall determine;

              (ii)   issue Shares  without  limitation  as to number  (including fractional  Shares)  to such  Persons  and for  such  amount  and type of consideration,  subject  to any  restriction  set  forth in the  By-Laws, including cash or securities,  at such time or times and on such terms as the Trustees may deem appropriate;

              (iii)  establish and designate and change in any manner any Series or Class thereof and fix such preferences,  voting powers, rights, duties and  privileges  and business  purpose of each Series or Class thereof as the Trustees may from time to time determine,  which preferences,  voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business  purpose,  different from) any existing Series or
       Class thereof and may be limited to specified  property or obligations of the Trust or profits and losses  associated  with  specified  property or obligations of the Trust,  provided,  however,  that the Trustees may not change  Outstanding Shares in a manner materially adverse to Shareholders of such Shares;

              (iv)   divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby  materially  changing the proportionate  beneficial  interest of the Shares of such Series or Class thereof in the assets held with respect to that Series;

              (v)    classify or  reclassify  any issued Shares of any Series or
       Class thereof into Shares of one or more Series or Classes thereof;

              (vi)   issue  Shares to acquire  other  assets  (including  assets subject to, and in connection  with, the assumption of  liabilities)  and businesses;

              (vii)  change the name of any Series or Class thereof;

              (viii) abolish any one or more Series or Classes thereof; and

              (ix)   take such other  action  with  respect to the Shares as the
       Trustees may deem desirable.

       (b)    Subject to the  distinctions  permitted  among Classes of the same
Series as established by the Trustees and consistent  with the  requirements  of the 1940  Act,  each  Share of a Series of the Trust  shall  represent  an equal beneficial  interest in the net assets of such Series, and each Shareholder of a
Series  shall be  entitled  to  receive  such  Shareholder's  PRO RATA  share of distributions  of income and capital  gains,  if any,  made with respect to such
Series. Upon redemption of the Shares of any Series, the applicable  Shareholder shall be paid solely out of the funds and  property of such Series of the Trust, which  may  include  the  proceeds  of  the  Put  Agreement  to the  extent  the
Shareholder  redeems  on the  Protected  Maturity  Date and the other  terms and conditions of the Put Agreement are met.

       (c)    All  references  to Shares in this  Declaration  of Trust shall be deemed to be  references to Shares of any or all Series or Classes  thereof,  as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof,  except as otherwise provided or as the context otherwise requires.

       (d)    All Shares issued hereunder, including, without limitation, Shares issued in  connection  with a dividend in Shares or a split or reverse  split of
Shares, shall be fully paid and non-assessable.  Except as otherwise provided by the Trustees,  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

       Section 2.    OWNERSHIP OF SHARES.

       The  ownership  of Shares  shall be recorded on the books of the Trust or those of a  transfer  or  similar  agent for the  Trust,  which  books  shall be maintained  separately  for the Shares of each Series or Class of the Trust.  No certificates  certifying  the  ownership of Shares shall be issued except as the
Trustees may otherwise  determine  from time to time. The Trustees may make such rules as they consider  appropriate for the issuance of Share certificates,  the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive  as to the identity of the  Shareholders of each  Series  or Class of the  Trust  and as to the  number of Shares of each
Series or Class of the Trust  held  from  time to time by each  Shareholder.  No
Shareholder  shall  be  entitled  to  receive  any  payment  of  a  dividend  or distribution,  nor to have  notice  given to him as  provided  herein  or in the
By-Laws,  until he or she has  given his or her  address  to the Trust or to the
Trust's transfer or similar agent.

       Section 3.    TRANSFER OF SHARES.

       Except  as  otherwise   provided  by  the   Trustees,   Shares  shall  be
transferable  on the books of the Trust only by the record holder  thereof or by his or her duly  authorized  agent upon  delivery to the Trustees or the Trust's transfer or similar  agent of a duly executed  instrument of transfer  (together with a Share  certificate  if one is  outstanding),  and  such  evidence  of the genuineness of each such execution and  authorization  and of such other matters as may be  required  by the  Trustees.  Upon such  delivery,  and subject to any further requirements  specified by the Trustees or contained in the By-Laws, the transfer  shall be  recorded  on the books of the Trust.  Until a transfer is so recorded,  the  Shareholder of record of Shares shall be deemed to be the holder of such Shares for all  purposes  hereunder,  and neither the  Trustees  nor the
Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust,  shall be affected by any notice of a proposed  transfer.  Section 4.

       Section 4.    INVESTMENTS IN THE TRUST.

       Investments may be accepted by the Trust from Persons,  at such times, on such terms,  and for such  consideration  as the Trustees  from time to time may authorize. At the Trustees' discretion, such investments,  subject to applicable law, may be in the form of cash or securities, valued as provided in Article VI,
Section 1.  Investments  in a Series  shall be  credited  to each  Shareholder's account  in the form of full and  fractional  Shares at the Net Asset  Value per
Share next  determined  after the  investment  is received or accepted as may be determined by the Trustees;  provided,  however, that the Trustees may, in their sole  discretion,  (a) impose a sales charge upon  investments  in any Series or
Class,  (b) issue  fractional  Shares,  or (c) determine the Net Asset Value per
Share of the initial capital contribution.  The Trustees shall have the right to refuse to accept  investments  in any  Series at any time  without  any cause or reason therefor whatsoever.

       Section 5.    STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY.

       Shares  shall be deemed to be  personal  property  giving only the rights provided in this  Declaration  of Trust.  Every  Shareholder by virtue of having become a Shareholder  shall be held to have expressly  assented and agreed to be bound by the terms hereof. The death, incapacity,  dissolution,  termination, or bankruptcy of a Shareholder  during the existence of the Trust shall not operate to terminate the Trust, nor entitle the  representative  of any such Shareholder to an accounting  or to take any action in court or elsewhere  against the Trust or the  Trustees,  but entitles such  representative  only to the rights of such
Shareholder  under this  Declaration  of Trust.  Ownership  of Shares  shall not entitle the Shareholder to any title in or to the whole or any part of the Trust
Property or right to call for a participation  or division of the same or for an accounting,  nor shall the ownership of Shares  constitute the  Shareholders  as partners. No Shareholder shall be personally liable for the debts,  liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect  to,  the  Trust or any  Series  or  Class.  Neither  the  Trust nor the
Trustees, nor any officer,  employee, or agent of the Trust shall have any power to bind  personally  any  Shareholders,  nor,  except as  specifically  provided herein,  to call upon any  Shareholder  for the  payment  of any sum of money or assessment  whatsoever  other  than  such  as the  Shareholder  may at any  time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to  shareholders  of a private  corporation  for profit incorporated in the State of Delaware.

       Section 6.    ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS.

       (a)    The establishment and designation of any Series or Class of Shares of the Trust  shall be  effective  upon the  adoption  by a majority of the then
Trustees of a resolution that sets forth such  establishment and designation and the  relative  rights  and  preferences  of such  Series or Class of the  Trust, whether  directly  in  such  resolution  or by  reference  to  another  document including,  without limitation,  any Registration  Statement of the Trust, or as otherwise provided in such resolution.

       (b)    Shares of each Series or Class of the Trust  established  pursuant to this Article III, unless  otherwise  provided in the resolution  establishing such Series or Class, shall have the following relative rights and preferences:

              (i)    ASSETS HELD WITH RESPECT TO A PARTICULAR SERIES.

              All  consideration  received by the Trust for the issue or sale of
       Shares of a  particular  Series,  together  with all assets in which such consideration is invested or reinvested,  all income, earnings,  profits, and proceeds  thereof from whatever  source derived  (including,  without limitation,  any proceeds derived from the sale,  exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever  form the same may be),  shall  irrevocably  be held  separately  with respect to that Series for all  purposes,  subject only to the rights of creditors  of such  Series,  from the assets of the
       Trust and every other  Series and shall be so recorded  upon the books of account of the Trust. Such  consideration,  assets,  income, earnings,  profits and proceeds  thereof,  from whatever  source  derived
       (including,  without  limitation,  any  proceeds  derived  from the sale, exchange or liquidation of such assets, and any funds or payments derived from any  reinvestment of such  proceeds),  in whatever form the same may be, are herein  referred to as "assets held with respect to" that Series.
       In the event that there are any  assets,  income,  earnings,  profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively  "General
       Assets"),  the Trustees shall allocate such General Assets to, between or among any one or more of the  Series in such  manner and on such basis as the Trustees, in their sole discretion,  deem fair and equitable, and any
       General  Assets so allocated  to a  particular  Series shall be held with respect to that Series.  Each such  allocation  by the Trustees  shall be conclusive  and  binding  upon the  Shareholders  of all  Series  for all purposes.  Separate and distinct  records  shall be  maintained  for each
       Series and the assets held with  respect to each Series shall be held and accounted for  separately  from the assets held with respect to all other
       Series and the General Assets of the Trust not allocated to such Series.

              (ii)   LIABILITIES HELD WITH RESPECT TO A PARTICULAR SERIES.

              The  assets of the  Trust  held with  respect  to each  particular
       Series shall be charged  against the  liabilities  of the Trust held with respect to that Series and all  expenses,  costs,  charges,  and reserves attributable  to  that  Series,  except  that  liabilities  and  expenses allocated  solely to a particular Class shall be borne by that Class. Any general  liabilities of the Trust which are not readily  identifiable  as being  held with  respect  to any  particular  Series  or Class  shall be allocated and charged by the Trustees to and among any one or more of the
       Series or Classes in such  manner  and on such basis as the  Trustees  in their sole discretion deem fair and equitable. All liabilities, expenses, costs,  charges,  and reserves so charged to a Series or Class are herein referred to as  "liabilities  held with respect to" that Series or Class.
       Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all
       Series or Classes for all purposes.  Without limiting the foregoing,  but subject to the right of the  Trustees  to allocate  general  liabilities, expenses,  costs,  charges or  reserves  as herein  provided,  the debts,
       liabilities,   obligations  and  expenses  incurred,  contracted  for  or
       otherwise   existing  with  respect  to  a  particular  Series  shall  be enforceable  against the assets held with respect to such Series only and not against the assets of the Trust  generally or against the assets held with respect to any other Series.  Notice of this contractual  limitation on  liabilities  among Series may, in the  Trustees'  discretion,  be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware  pursuant to the  Delaware  Act,  and upon the giving of such notice in the Certificate of Trust,  the statutory  provisions of Section
       3804 of the Delaware Act relating to  limitations  on  liabilities  among
       Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become  applicable to the Trust and each Series.  Any person  extending  credit to,  contracting  with or having any claim  against  any Series may look only to the assets of that
       Series to satisfy or enforce  any debt with  respect to that  Series.  No
       Shareholder or former  Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

              (iii)  DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS, AND REPURCHASES.

              Notwithstanding any other provisions of this Declaration of Trust, including,  without limitation,  Article VI, no dividend or distribution, including,  without limitation, any distribution paid upon termination of the Trust or of any Series or Class with  respect to, nor any  redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust  other than from the assets held with  respect to such  Series, nor shall any  Shareholder  or any particular  Series or Class  otherwise have any right or claim against the assets held with respect to any other
       Series  except to the extent  that such  Shareholder  has such a right or claim  hereunder as a Shareholder of such other Series.  For the purposes of this Section,  any amounts payable at the Protected Maturity Date of a
       Series or Class under the Put  Agreement  shall be deemed  assets held by such Series or Class.  The Trustees  shall have full  discretion,  to the extent not inconsistent with the 1940 Act, to determine which items shall be  treated  as  income  and  which  items  as  capital,  and  each  such determination  and  allocation  shall be conclusive  and binding upon the
       Shareholders.

              (iv)   EQUALITY.

              All the Shares of each particular  Series shall represent an equal proportionate  interest  in the assets  held with  respect to that Series
       (subject  to the  liabilities  held with  respect to that Series or Class thereof and such rights and preferences as may have been  established and designated with respect to any Class within such Series),  and each Share of any  particular  Series  shall be equal  to each  other  Share of that
       Series.  With  respect to any Class of a Series,  each such  Class  shall represent  interests  in the  assets  of that  Series  and  have the same voting,  dividend,  liquidation and other rights and terms and conditions as each other Class of that Series,  except that expenses  allocated to a
       Class may be borne solely by such Class as determined by the Trustees and a Class  may  have  exclusive  voting  rights  with  respect  to  matters affecting only that Class.

              (v)    FRACTIONS.

              Any  fractional  Share of a Series or Class  thereof  shall  carry proportionately  all the rights and  obligations of a whole Share of that
       Series or Class,  including  rights  with  respect to voting,  receipt of dividends and distributions,  redemption of Shares and termination of the
       Trust.

              (vi)   EXCHANGE PRIVILEGE.

              The  Trustees  shall  have  the  authority  to  provide  that  the
       Shareholders of any Series or Class shall have the right to exchange said
       Shares  for  Shares  of one or more  other  Series  of Shares or Class of
       Shares of the Trust or of other investment companies registered under the
       1940 Act in accordance  with such  requirements  and procedures as may be established by the Trustees.

              (vii)  COMBINATION OF SERIES.

              The Trustees shall have the authority, without the approval of the
       Shareholders  of any  Series  or  Class,  unless  otherwise  required  by applicable law, to combine the assets and  liabilities  held with respect to any two or more  Series or Classes  into assets and  liabilities  held with respect to a single  Series or Class;  provided,  however,  that the
       Trustees may not change Outstanding Shares in a manner materially adverse to Shareholders of such Series or Class.

       Section 7.    INDEMNIFICATION OF SHAREHOLDERS.

       If any  Shareholder or former  Shareholder of any Series shall be held to be  personally  liable  solely by reason of a claim or demand  relating  to such
Person being or having been a Shareholder, and not because of such Person's acts or omissions,  the  Shareholder or former  Shareholder  (or such Person's heirs, executors,  administrators,  or other legal  representatives or in the case of a corporation or other entity,  its corporate or other general successor) shall be entitled to be held harmless from and  indemnified  against all loss and expense arising from such claim or demand,  but only out of the assets held with respect to the particular  Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability  arose.  The Trust, on behalf of the applicable Series, may, at its option,  assume the defense of any such claim made against such Shareholder. Neither the Trust nor the applicable Series shall be responsible for satisfying any obligation  arising from such a claim that has been settled by the Shareholder without the prior written notice to, and consent of, the Trust.

                                   ARTICLE IV
                                    TRUSTEES

       Section 1.    NUMBERS, ELECTION AND TENURE.

       The number of Trustees shall  initially be one, and  thereafter  shall be such number as shall be fixed from time to time by a written  instrument  signed by a majority of the Trustees,  or by resolution  approved at a duly constituted meeting,  provided,  however,  that the number of Trustees  shall in no event be less than three nor more than fifteen as  determined,  from time to time, by the
Trustees  pursuant to Section 3 of this  Article IV.  Each  Trustee  shall serve during the lifetime of the Trust until he or she (a) dies, (b) resigns,  (c) has reached the mandatory  retirement  age, if any, as set by the  Trustees,  (d) is declared incompetent by a court of appropriate jurisdiction,  or (e) is removed, or, if sooner,  until the next meeting of Shareholders called for the purpose of electing  Trustees  and  until  the  election  and  qualification  of his or her successor.  In the event that less than the  majority  of the  Trustees  holding office have been elected by the Shareholders,  the Trustees then in office shall call a  Shareholders'  meeting  for the  election of  Trustees.  Any Trustee may resign at any time by written  instrument  signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt  unless  specified to be effective at some other time.
Except to the extent expressly  provided in a written  agreement with the Trust, no  Trustee  resigning  and no  Trustee  removed  shall  have  any  right to any compensation for any period following his or her resignation or removal,  or any right to damages on account of such removal. The Shareholders may elect  Trustees at any meeting of  Shareholders  called by the  Trustees for that  purpose.  Any  Trustee  may be removed  (a) with or  without  cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the
Trust, or (b) with or without cause at any time by written  instrument signed by at least  two-thirds of the remaining  Trustees,  specifying  the date when such removal shall become effective.

       Section 2.    EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE.

       The death,  declination  to serve,  resignation,  retirement,  removal or incapacity of one or more Trustees,  or all of them,  shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this
Declaration of Trust.  Whenever there shall be fewer than the designated  number of  Trustees,  until  additional  Trustees  are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the
Trustees  in  office,  regardless  of their  number,  shall  have all the powers granted to the  Trustees  and shall  discharge  all the duties  imposed upon the
Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written  instrument  certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority  of the  Trustees.  In the event of the death, declination,  resignation,  retirement, removal, or incapacity of all the then Trustees  within a short period of time and without the  opportunity for at least one Trustee being able to appoint additional  Trustees to replace those no longer  serving,  the Trust's  Investment  Adviser is  empowered  to appoint new
Trustees subject to the provisions of Section 16(a) of the 1940 Act.

       Section 3.    POWERS.

       (a)    Subject  to the  provisions  of this  Declaration  of  Trust,  the business of the Trust shall be managed by the Trustees,  and the Trustees  shall have all  powers  necessary  or  convenient  to carry  out that  responsibility, including the power to engage in securities  transactions of all kinds on behalf of the Trust.  Without  limiting the foregoing,  the Trustees may: adopt By-Laws not inconsistent  with this Declaration of Trust providing for the management of the  affairs  of the Trust and may amend and repeal  such  By-Laws to the extent that such  By-Laws do not  reserve  that right to the  Shareholders;  enlarge or reduce the number of Trustees;  remove any Trustee with or without  cause at any time by  written  instrument  signed  by a  least  two-thirds  of the  remaining
Trustees, specifying the date when such removal shall become effective, and fill vacancies  caused by enlargement  of their number or by the death,  resignation, retirement  or removal of a Trustee;  elect and remove,  with or without  cause,
such  officers  and  appoint  and   terminate   such  agents  as  they  consider
appropriate;  appoint from their own number and  establish  and terminate one or more  committees,  consisting  of two or more  Trustees,  that may  exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine;  employ  one or  more  custodians  of the  assets  of the  Trust  and authorize  such  custodians to employ  sub-custodians  and to deposit all or any part  of such  assets  in a  system  or  systems  for the  central  handling  of securities or with a Federal Reserve Bank; employ an Administrator for the Trust and  authorize  such  Administrator  to  employ  sub-administrators;  employ  an
Investment  Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both;
provide for the issuance  and  distribution  of Shares by the Trust  directly or through one or more Principal Underwriters or otherwise;  redeem, repurchase and
transfer   Shares   pursuant  to  applicable  law;  set  record  dates  for  the determination of Shareholders  with respect to various matters;  declare and pay dividends and

                                       10

distributions to Shareholders of each Series from the assets of such Series; and
in general delegate such authority as they consider  desirable to any officer of the Trust,  to any committee of the Trustees and to any agent or employee of the
Trust  or  to  any  such   Investment   Adviser,   Administrator,   sub-adviser,
sub-administrator,  custodian,  transfer  or  shareholder  servicing  agent,  or
Principal  Underwriter.  Any determination as to what is in the interests of the
Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption  shall be in favor of a grant of power to the  Trustees.  Unless  otherwise  specified  herein or in the
By-Laws or required by law, any action by the Trustees shall be deemed effective if  approved  or taken by a  majority  of the  Trustees  present at a meeting of
Trustees at which a quorum of  Trustees is present,  within or without the State of Delaware.

       (b)    Without limiting the foregoing,  the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

              (i)    To invest and  reinvest  cash and other  property,  to hold cash or other  property  uninvested,  and to  subscribe  for,  invest in, reinvest in,  purchase or otherwise  acquire,  own, hold,  pledge,  sell, assign,  transfer,  exchange,  distribute,  write  options  on,  lend  or otherwise  deal in or dispose of or enter into  contracts  for the future acquisition  or  delivery  of  fixed  income  or  other  securities,  and securities of every nature and kind, including,  without limitation,  all
       types  of  bonds,  debentures,   stocks,   negotiable  or  non-negotiable
       instruments,  obligations,  evidences of  indebtedness,  certificates  of
       deposit  or  indebtedness,   commercial  papers,  repurchase  agreements,
       bankers' acceptances,  and other securities of any kind, issued, created, guaranteed,  or  sponsored  by any and  all  Persons,  including  without limitation, states, territories, and possessions of the United States and the  District of  Columbia  and any  political  subdivision,  agency,  or
       instrumentality   thereof,   and  foreign  government  or  any  political
       subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any  corporation or  organization  organized  under the laws of the
       United States or of any state,  territory,  or possession  thereof, or by any  corporation or  organization  organized under any foreign law, or in
       "when  issued"   contracts  for  any  such  securities;   to  change  the
       investments  of the  assets of the  Trust;  and to  exercise  any and all rights, powers, and privileges of ownership or interest in respect of any and all such  investments  of  every  kind  and  description,  including, without  limitation,  the right to consent and otherwise act with respect thereto,  with power to designate  one or more Persons to exercise any of
       said  rights,   powers,   and  privileges  in  respect  of  any  of  said
       instruments;

              (ii)   To sell,  exchange,  lend, pledge,  mortgage,  hypothecate, lease, or write options  (including,  options on futures  contracts) with respect to or otherwise  deal in any property  rights  relating to any or all of the assets of the Trust or any Series;

              (iii)  To  vote  or  give  assent,   or  exercise  any  rights  of
       ownership,  with respect to stock or other  securities or property and to execute  and  deliver  proxies or powers of  attorney  to such  Person or
       Persons as the  Trustees  shall deem  proper,  granting to such Person or
       Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                                       11

              (iv)   To exercise  powers and right of  subscription or otherwise which in any manner arise out of ownership or securities;

              (v)    To hold any  security or  property in any form,  whether in bearer,  unregistered or other  negotiable form, or in its own name or in the name of a  custodian  or  sub-custodian  or a nominee or  nominees or otherwise;

              (vi)   To  consent  to  or   participate   in  any  plan  for  the
       reorganization,  consolidation  or merger of any corporation or issuer of any  security  which is held in the Trust;  to  consent to any  contract, lease,  mortgage,  purchase or sale of property  by such  corporation  or issuer;  and to pay calls or  subscriptions  with respect to any security held in the Trust;

              (vii)  To join with other  security  holders  in acting  through a
       committee,   depositary,   voting  trustee  or  otherwise,  and  in  that
       connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security  (whether or not so deposited or transferred)  as the Trustees shall deem proper,  and to agree to pay, and to  pay,  such  portion  of the  expenses  and  compensation  of such committee, depositary or trustee as the Trustees shall deem proper;

              (viii) To  compromise,  arbitrate  or otherwise  adjust  claims in favor of or against  the Trust or any matter in  controversy,  including, but not limited to, claims for taxes;

              (ix)   To  enter   into   joint   ventures,   general  or  limited
       partnerships and any other combinations or associations;

              (x)    To borrow funds or other  property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other  evidence  of  indebtedness  and to  mortgage  and pledge the Trust
       Property or any part thereof to secure any or all of such indebtedness;

              (xi)   To endorse or  guarantee  the payment of any notes or other obligations  of any Person,  to make contracts of guaranty or suretyship, or otherwise assume  liability for payment  thereof,  and to mortgage and pledge the Trust  Property or any part thereof to secure any of or all of such obligations;

              (xii)  To purchase and pay for entirely out of Trust Property such insurance  as the  Trustees may deem  necessary  or  appropriate  for the
       conduct  of  the  business,  including,  without  limitation,   insurance
       policies insuring the assets of the Trust or payment of distributions and principal on its portfolio  investments,  and insurance  polices insuring the  Shareholders,  Trustees,  officers,  employees,  agents,  Investment
       Advisers,  Principal  Underwriters,  or  independent  contractors  of the
       Trust,  individually  against all claims and  liabilities of every nature arising by reason of  holding,  being or having  held any such  office or position,  or by  reason of any  action  alleged  to have  been  taken or omitted  by  any  such  Person  as  Trustee,  officer,  employee,  agent,
       Investment Adviser,  Principal  Underwriter,  or independent  contractor, including any action taken or omitted

                                       12

       that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

              (xiii)  To adopt, establish and carry out pension, profit-sharing, share  bonus,  share  purchase,  savings,  thrift  and other  retirement, incentive and benefit plans and trusts,  including the purchasing of life insurance and annuity  contracts as a means of providing such  retirement and other benefits, for any or all of the Trustees,  officers,  employees and agents of the Trust;

              (xiv)   To operate as and carry out the business of an  investment company,  and exercise all the powers  necessary  or  appropriate  to the conduct of such operations;

              (xv)    To enter into contracts of any kind and description;

              (xvi)   To enter into the Put Agreement.

              (xvii)  To employ as custodian  of any  assets of the Trust one or more banks,  trust  companies or companies that are members of a national securities  exchange or such other  entities as the Commission may permit as custodians of the Trust,  subject to any  conditions set forth in this
       Declaration of Trust or in the By-Laws;

              (xviii) To employ auditors,  counsel or other agents of the Trust, subject to any  conditions  set forth in this  Declaration of Trust or in the By-Laws;

              (xix)   To interpret  the  investment  policies,   practices,   or
       limitations of any Series or Class;

              (xx)    To establish separate and distinct  Series with separately defined  investment  objectives  and  policies  and  distinct  investment purposes,  and with separate Shares representing  beneficial interests in such Series,  and to establish  separate Classes,  all in accordance with the provisions of Article III;

              (xxi)   To the fullest  extent  permitted  by Section  3804 of the
       Delaware Act, to allocate  assets,  liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion  the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class  shall be payable  solely out of the  assets  belonging  to that
       Series or Class as provided for in Article III; and

              (xxii)  To engage in any other lawful act or  activity  in which a statutory  trust  organized  under the Delaware Act may engage subject to the requirements of the 1940 Act.

       (c)    The  Trust  shall  not be  limited  to  investing  in  obligations maturing  before  the  possible  termination  of the Trust or one or more of its
Series.  The Trust  shall not in any way be bound or limited  by any  present or future law or custom in regard to investment by fiduciaries. The Trust shall not be  required  to obtain any court  order to deal with any assets of the Trust or take any other action hereunder.

                                       13

       (d)    Except as  prohibited  by  applicable  law, the  Trustees  may, on behalf of the Trust,  buy any securities from or sell any securities to, or lend any assets of the Trust to,  any  Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as  principal,  or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter,
distributor  or transfer  agent for the Trust or with any  Interested  Person of such  person.  The Trust may  employ  any such  person,  or entity in which such person is an Interested Person, as broker, legal counsel, registrar,  Investment
Adviser,  Administrator,  Principal  Underwriter,  distributor,  transfer agent, dividend  disbursing  agent,  shareholder  servicing agent,  custodian or in any other capacity upon customary terms.

       Section 4.    EXPENSES OF THE TRUST AND SERIES.

       Subject to Article III, Section 6, the Trust or a particular Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the Trust  Property or the assets  belonging to the particular
Series,  for their expenses and  disbursements,  including,  but not limited to, interest  charges,  taxes,  brokerage fees and commissions;  expenses of pricing
Trust portfolio securities;  expenses of sale, addition and reduction of Shares;
insurance  premiums;  applicable  fees,  interest  charges and expenses of third parties,  including the Trust's investment advisers,  managers,  administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants;  fees of pricing,  interest,  dividend,  credit and other reporting
services;   costs  of  membership  in  trade  associations;   telecommunications
expenses; funds transmission expenses;  auditing, legal and compliance expenses;
costs of forming the Trust and its Series and maintaining  its existence;  costs of preparing and printing the prospectuses, statements of additional information and  Shareholder  reports of the Trust and each  Series and  delivering  them to
Shareholders;  expenses  of  meetings of  Shareholders  and proxy  solicitations therefor;  costs of  maintaining  books  and  accounts;  costs of  reproduction, stationery and supplies; fees and expenses of the Trustees;  compensation of the
Trust's officers and employees and costs of other personnel  performing services for the Trust or any Series; costs of Trustee meetings;  Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including  litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred  in  administering  the Trust.  The  Trustees  shall have a lien on the assets  belonging  to the  appropriate  Series,  or in the  case  of an  expense allocable to more than one Series,  on the assets of each such Series,  prior to any rights or interests of the Shareholders  thereto,  for the  reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the  aforementioned  fees and expenses.

       Section 5.    OWNERSHIP OF ASSETS OF THE TRUST.

       The assets of the Trust shall be held  separate and apart from any assets now or  hereafter  held in any capacity  other than as Trustee  hereunder by the
Trustees  or any  successor  Trustees.  Title to all of the  assets of the Trust shall at all  times be  considered  as  vested  in the  Trust,  except  that the
Trustees  shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the  Trustees,  or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine.  The right,  title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter

                                       14

become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall  automatically  cease to have any right,  title or  interest in any of the
Trust Property,  and the right,  title and interest of such Trustee in the Trust
Property shall vest  automatically in the remaining  Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.  No Shareholder shall be deemed to have a severable ownership  in any  individual  asset of the Trust or any right of  partition  or possession  thereof,  but each Shareholder shall have a proportionate  undivided beneficial ownership in the Trust or Series.

       Section 6.    SERVICE CONTRACTS.

       (a)    Subject to such  requirements and restrictions as may be set forth under  applicable law and in the By-Laws,  including,  without  limitation,  the requirements  of Section 15 of the 1940 Act, the  Trustees  may, at any time and from time to time, contract for exclusive or non-exclusive advisory,  management and/or  administrative  services  for the  Trust  or for any  Series  (or  Class thereof) with any corporation,  trust, association,  or other organization;  and any such  contract may contain  such other terms as the Trustees may  determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time
without  prior   consultation  with  the  Trustees  what  investments  shall  be purchased,  held, sold, or exchanged and what portion,  if any, of the assets of the  Trust  shall  be  held  uninvested  and to  make  changes  in  the  Trust's investments;  authority for the Investment  Adviser or Administrator to delegate certain  or all of its duties  under  such  contracts  to  qualified  investment advisers and  administrators,  or such other  activities as may  specifically be delegated to such party.

       (b)    The Trustees may also, at any time and from time to time, contract with any corporation,  trust, association, or other organization,  appointing it exclusive or non-exclusive  distributor or Principal  Underwriter for the Shares of one or more of the Series (or  Classes) or other  securities  to be issued by the  Trust.  Every  such  contract  shall  comply  with  such  requirements  and restrictions  as may be set  forth  under  applicable  law  and in the  By-Laws, including,  without limitation,  the requirements of Section 15 of the 1940 Act, and any  such  contract  may  contain  such  other  terms  as the  Trustees  may determine.

       (c)    The  Trustees  are also  empowered,  at any time and from  time to
time,  to  contract  with  any  corporations,   trusts,  associations  or  other
organizations,  appointing  it or them  the  custodian,  transfer  agent  and/or shareholder  servicing  agent for the Trust or one or more of its Series.  Every such contract shall comply with such requirements and restrictions as may be set forth under applicable law and in the By-Laws or stipulated by resolution of the
Trustees.  (d) The  Trustees  may  adopt a plan or  plans of  distribution  with respect to Shares of any Series or Class and enter into any related  agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable laws, rules and regulations.

       (e)    Subject to applicable law, the Trustees are further empowered,  at any time and from time to time,  to  contract  with any entity to  provide  such other  services  to the  Trust  or one or

                                       15

more of the Series, as the Trustees determine to be in the best interests of the
Trust and the applicable Series.

       (f)    The fact that:

              (i)    any of the Shareholders, Trustees, or officers of the Trust
       is  a  shareholder,   director,   officer,  partner,  trustee,  employee,
       Investment  Adviser,   Administrator,   sub-adviser,   sub-administrator,
       Principal Underwriter,  distributor,  or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory,  management,  or administration  contract,  or Principal  Underwriter's  or  distributor's contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

              (ii)   any corporation,  trust,  association or other organization with  which  an  advisory,  management,  or  administration  contract  or
       Principal  Underwriter's or distributor's  contract, or transfer agent or shareholder  servicing  agent  contract may have been or may hereafter be made also has an advisory,  management,  or administration  contract,  or
       Principal  Underwriter's  or distributor's or other service contract with
       one  or  more  other  corporations,   trusts,   associations,   or  other
       organizations, or has other business or interests,

shall  not  affect  the  validity  of  any  such  contract  or  disqualify   any
Shareholder,  Trustee or officer of the Trust from voting upon or executing  the
same,  or  create  any  liability  or   accountability   to  the  Trust  or  its
Shareholders,  provided  approval of each such  contract is made pursuant to the requirements of applicable law, including the 1940 Act.

       Section 7.    TRUSTEES AND OFFICERS AS SHAREHOLDERS.

       Any Trustee,  officer or agent of the Trust may acquire,  own and dispose of Shares to the same extent as if he were not a Trustee,  officer or agent. The
Trustees  may  issue and sell and cause to be issued  and sold  Shares  to,  and redeem  such Shares  from,  any such Person or any firm or company in which such
Person is interested,  subject only to the general limitations  contained herein or in the By-Laws relating to the sale and redemption of such Shares.

                                   ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

       Section 1.    VOTING POWERS, MEETINGS, NOTICE, AND RECORD DATES.

       (a)    The Shareholders shall have power to vote only with respect to:

              (i)    the  election or removal of Trustees as provided in Article
       IV hereof; and

              (ii)   such  additional  matters  relating  to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration of the Trust

                                       16

       with the  Commission  (or any successor  agency),  or as the Trustees may consider necessary or desirable.

       (b)    Each whole Share shall be entitled to one vote as to any matter on which it is  entitled to vote and each  fractional  Share shall be entitled to a proportionate fractional vote.

       (c)    Notwithstanding  any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders,  all Shares of the Trust then entitled to vote shall be voted in aggregate, except:

              (i)    when  required  by the 1940 Act,  Shares  shall be voted by individual Series;

              (ii)   when the matter  involves any action that the Trustees have determined  will affect only the  interests of one or more  Series,  then only the  Shareholders  of the affected  Series shall be entitled to vote thereon; and

              (iii)  when the matter  involves any action that the Trustees have determined  will affect only the interests of one or more  Classes,  then only the  Shareholders of the affected Class or Classes shall be entitled to vote thereon.

       (d)    There shall be no cumulative voting in the election of Trustees.

       (e)    Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.

       (f)    Notwithstanding  anything else contained herein or in the By-Laws, in the event a proposal  by anyone  other than the  officers  or Trustees of the
Trust  is  submitted  to a vote of the  Shareholders  of one or more  Series  or
Classes  thereof or of the Trust,  or in the event of any proxy contest or proxy solicitation  or  proposal in  opposition  to any  proposal  by the  officers or
Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting.

       (g)    Until  Shares of a Class or Series are issued,  the  Trustees  may exercise  all  rights of  Shareholders  of that Class or Series and may take any action required by law, this  Declaration of Trust or the By-Laws to be taken by the  Shareholders  with  respect  to that Class or  Series.  Shares  held in the treasury  shall not confer any voting  rights on the  Trustees  and shall not be entitled to any  dividends or other  distributions  declared with respect to the
Shares.

       (h)    Meetings of the  Shareholders  shall be called and notice  thereof and record dates therefor shall be given and set as provided in the By-Laws.

       Section 2.    QUORUM AND REQUIRED VOTE.

       Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust,  twenty percent (20%) of the Shares entitled to vote shall constitute a quorum at a Shareholders'  meeting. When any one or more
Series (or Classes) is to vote as a single Class separate from any other Shares, twenty  percent  (20%) of the Shares of each such

                                       17

Series (or Class) entitled to vote shall  constitute a quorum at a Shareholders'
meeting of that Series (or Class).  Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting,  a majority of the Shares voted shall decide any  questions  and a  plurality  of the  Shares  voted  shall  elect a Trustee, provided  that  where  any  provision  of law or of this  Declaration  of  Trust requires  that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class),  then a majority of the Shares of that Series
(or Class) voted on the matter (or a plurality with respect to the election of a
Trustee)  shall  decide  that  matter  insofar  as that  Series  (or  Class)  is concerned.

       Section 3.    RECORD DATES.

       For the purpose of determining the  Shareholders of any Series (or Class)

who  are  entitled  to  receive   payment  of  any  dividend  or  of  any  other
distribution,  the  Trustees  may from time to time fix a date,  which  shall be before the date for the payment of such dividend or such other  payment,  as the record date for  determining  the  Shareholders of such Series (or Class) having the right to receive  such  dividend or  distribution.  Without  fixing a record date, the Trustees may for distribution  purposes close the register or transfer books for one or more Series (or  Classes) at any time prior to the payment of a distribution.  Nothing in this  Section  shall be construed  as  precluding  the
Trustees from setting different record dates for different Series (or Classes).

       Section 4.    ADDITIONAL PROVISIONS.

       The By-Laws may include further  provisions for  Shareholders,  votes and meetings and related matters.

                                   ARTICLE VI
                 NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

       Section 1.    DETERMINATION OF NET ASSET VALUE, NET INCOME, AND
DISTRIBUTIONS.

       Subject  to  applicable  law and  Article  III,  Section  6  hereof,  the
Trustees, in their absolute discretion, may prescribe and shall set forth in the
By-Laws or in a duly adopted  resolution of the Trustees such bases and time for determining  the Net Asset  Value per Share of any Series or Class or net income attributable  to the  Shares  of any  Series or Class,  or the  declaration  and payment of dividends and  distributions on the Shares of any Series or Class, as they may deem  necessary or  desirable.  The Trustees  shall cause the Net Asset
Value of Shares of each Series or Class to be determined  from time to time in a manner  consistent  with  applicable  laws and  regulations.  The  Trustees  may delegate the power and duty to determine the Net Asset Value per Share to one or more  Trustees or officers of the Trust or to a custodian,  depository  or other agent  appointed  for such  purpose.  The Net  Asset  Value of  Shares  shall be determined  separately  for  each  Series  or  Class  at  such  times  as may be prescribed by the Trustees or, in the absence of action by the  Trustees,  as of the close of trading on the New York Stock  Exchange on each day for all or part of which this exchange is open for unrestricted trading.

                                       18

       Section 2.    REDEMPTIONS AND REPURCHASES.

       (a)    Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a  redemption  price per Share equal to the Net Asset Value per
Share at such time as the Trustees shall have  prescribed by resolution.  In the absence of such  resolution,  the  redemption  price per Share  shall be the Net
Asset  Value  next  determined  after  receipt  by the  Series of a request  for redemption  in proper form less such charges as are  determined  by the Trustees and  described in the Trust's  Registration  Statement for that Series under the
Securities Act of 1933. The Trustees may specify conditions,  prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for  redemption.  Payment of the  redemption  price may be wholly or partly in securities  or other assets at the value of such  securities or assets used  in  such  determination  of Net  Asset  Value,  or may  be in  cash.  Upon redemption, Shares may be reissued from time to time. To the extent permitted by law, the Trustees may retain the proceeds of any  redemption of Shares  required by them for  payment of amounts due and owing by a  Shareholder  to the Trust or any Series or Class.  Notwithstanding  the foregoing,  the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem  Shares during any period of time when and to the extent permissible under the 1940 Act.

       (b)    Subject to the provisions of paragraph (a) above,  payment for any
Shares which are presented for redemption shall be made in cash or property from the assets of the  relevant  Series and payment  for such  Shares  shall be made within  seven (7) days  after the date upon  which  the  redemption  request  is effective, or such longer period as may be required. The redemption price may in any case or cases be paid  wholly or partly  in kind if the  Trustees  determine that such payment is advisable in the interest of the remaining  Shareholders of the Series or Class thereof for which the Shares are being redeemed.  Subject to the  foregoing,  the fair value,  selection  and quantity of securities or other property  so paid or  delivered  as all or part of the  redemption  price may be determined by or under authority of the Trustees.  In no case shall the Trust be liable for any delay of any Investment  Adviser or Administrator or other Person in  transferring  securities  selected  for  delivery  as  all  or  part  of any payment-in-kind.

       (c)    If, as referred to in paragraph (a) above,  the Trustees  postpone payment of the redemption  price and suspend the right of Shareholders to redeem their Shares,  such suspension  shall take effect at the time the Trustees shall specify,  but not later  than the close of  business  on the  business  day next following the declaration of suspension.  Thereafter  Shareholders shall have no right of  redemption  or  payment  until  the  Trustees  declare  the end of the suspension.  If the right of redemption is suspended,  a Shareholder  may either withdraw his request for  redemption  or receive  payment based on the Net Asset
Value per Share next determined after the suspension terminates.

       (d)    If the Trustees  shall,  at any time and in good faith,  determine that direct or indirect  ownership of Shares of any Series or Class  thereof has or may become  concentrated in any Person to an extent that would disqualify any
Series as a regulated investment company under the Code, then the Trustees shall have the power (but not the  obligation),  by such means as they deem equitable, to:

                                       19

              (i)    call for the redemption by any such Person of a number,  or principal amount, of Shares sufficient to maintain or bring the direct or indirect  ownership of Shares into conformity with the  requirements  for such qualification,

              (ii)   refuse to transfer  or issue  Shares of any Series or Class thereof to such Person whose  acquisition of the Shares in question would result in such disqualification, or

              (iii)  take  such  other  actions  as  they  deem   necessary  and
       appropriate to avoid such disqualification.

       (e)    The Trust shall,  to the extent  permitted by applicable law, have the right at any time to redeem the Shares owned by any holder thereof:

              (i)    in connection  with the  termination of any Series or Class of Shares;

              (ii)   if the value of such  Shares  in the  account  or  accounts maintained by the Trust or its transfer agent for such Series or Class of
       Shares  is  less  than  the  value  determined  from  time to time by the
       Trustees  as the  minimum  required  for an account or  accounts  of such
       Series or Class;

              (iii)  if the Shareholder  fails to pay when due the full purchase price of Shares issued to him; and

              (iv)   if the  Shareholder  fails to comply with  paragraph (f) of this Section 2.

Any such redemption  shall be effected at the redemption price and in the manner provided in this Article VI.

       (f)    The  Shareholders  shall upon demand  disclose to the  Trustees in writing such information with respect to direct and indirect ownership of Shares and the  beneficial  owner(s)  thereof as the Trustees deem  necessary to comply with the  provisions  of the Code,  or to comply  with the  requirements  of any governmental authority or applicable law or regulation.

                                  ARTICLE VII
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

       Section 1.    COMPENSATION.

       The  Trustees  in  such   capacity   shall  be  entitled  to   reasonable
compensation  from the Trust, and they may fix the amount of such  compensation.
However, the Trust will not compensate those Trustees who are Interested Persons of the Trust  (unless  such Trustee is an  Interested  Person of the Trust for a reason other than being an "interested  person" of the Investment  Adviser,  any sub-adviser or the Principal  Underwriter within the meaning of such term in the
1940   Act),    its    Investment    Adviser,    Administrator,    sub-advisers,
sub-administrators,  distributor or Principal Underwriter.  Nothing herein shall in any way prevent the employment of

                                       20

any Trustee for advisory,  management, legal, accounting,  investment banking or other services and payment for such services by the Trust.

       Section 2.    LIMITATION OF LIABILITY.

A Trustee,  when acting in such capacity,  shall not be personally liable to any person  other  than the Trust or a  beneficial  owner for any act,  omission  or obligation  of the Trust or any Trustee.  A Trustee  shall not be liable for any act or omission or any conduct  whatsoever in his capacity as Trustee,  provided that nothing  contained  herein or in the Delaware Act shall protect any Trustee against  any  liability  to the  Trust  or to  Shareholders  to  which  he would otherwise  be  subject  by reason  of  willful  misfeasance,  bad  faith,  gross negligence  or reckless  disregard of the duties  involved in the conduct of the office of  Trustee  hereunder.  No  Trustee  who has been  designated  an "audit committee  financial expert" (for purposes of Section 407 of the  Sarbanes-Oxley
Act of 2002 or any  successor  provision  thereto) in the  Trust's  Registration
Statement or in any other document filed with the Commission shall be subject to
any  greater   duty  of  care  in   discharging   such   Trustee's   duties  and
responsibilities  by virtue of such  designation than is any Trustee who has not been so designated;  no Trustee who has not been so designated  shall be subject to any lesser duty of care than any Trustee who has been so designated.

       Section 3.    INDEMNIFICATION.

       (a)    Subject to the exceptions and  limitations  contained in paragraph
(b) below:

              (i)    every  person  who is,  has been,  or  becomes a Trustee or officer of the Trust  (hereinafter  referred  to as a  "Covered  Person")
       shall be indemnified by the Trust to the fullest extent  permitted by law against liability and against all expenses reasonably incurred or paid by him in connection  with the defense of any proceeding in which he becomes involved as a party or  otherwise by virtue of his being or having been a
       Trustee or officer  and  against  amounts  paid or incurred by him in the settlement thereof;

              (ii)   for  purposes  of  this  Section  3 and  Section  5 of this
       Article  VII  below,  "agent"  means any Person who is, was or becomes an employee  or  other  agent  of the  Trust  who is not a  Covered  Person;
       "proceeding"  means any threatened,  pending or completed claim,  action,
       suit  or  proceeding,   whether  civil,   criminal,   administrative   or
       investigative  (including  appeals);  and  "liabilities"  and  "expenses"
       includes, without limitation,  attorneys' fees, costs, judgments, amounts
       paid  in  settlement,   fines,   penalties  and  all  other   liabilities
       whatsoever.

       (b)    No indemnification shall be provided hereunder to a Covered Person who shall have been  adjudicated  by a court or body before which the proceeding was  brought  (i) to be  liable to the  Trust or its  Shareholders  by reason of willful  misfeasance,  bad faith,  gross negligence or reckless disregard of the duties  involved  in the conduct of his office or (ii) not to have acted in good faith in the  reasonable  belief that his action was in the best interest of the
Trust.

       (c)    The Trust's financial obligations arising from the indemnification provided  herein or in the By-Laws may be insured by policies  maintained by the
Trust, shall be severable,  shall

                                       21

not be exclusive  of or affect any other rights to which any Covered  Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered  Person as to acts or omissions as a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained  herein  shall  affect any rights to  indemnification  to which  Trust personnel,  other than  Covered  Persons,  and other  persons may be entitled by contract or otherwise under law.

       (d)    Expenses in connection  with the defense of any  proceeding of the character  described  in  paragraph  (a) above may be  advanced  by the Trust or
Series from time to time prior to final  disposition  thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 3; provided, however, that either
(i) such  Covered  Person  shall have  provided  appropriate  security  for such undertaking,  (ii) the Trust is insured  against  losses arising out of any such advance  payments,  or (iii)  either a majority of the  Trustees who are neither
Interested  Persons of the Trust nor parties to the matter, or independent legal counsel  in a written  opinion,  shall have  determined,  based upon a review of
readily   available   facts  (as  opposed  to  a  trial-type   inquiry  or  full
investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under Section 3.

       Section 4.    TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR
SURETY.

       The  exercise by the Trustees of their  powers and  discretion  hereunder shall be binding  upon  everyone  interested.  A Trustee  shall be liable to the
Trust and to any Shareholder solely for his or her own willful misfeasance,  bad faith,  gross  negligence  or reckless  disregard of the duties  involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes  of fact or law.  The  Trustees  may take advice of counsel or other experts with respect to the meaning and operation of this  Declaration of Trust, and shall be under no liability for any act or omission in accordance  with such advice.  The  Trustees  shall not be required to give any bond as such,  nor any surety if a bond is required.

       Section 5.    INSURANCE.

       The  Trustees  shall be entitled  and  empowered  to the  fullest  extent permitted by law to purchase  with Trust assets  insurance for liability and for all  expenses  reasonably  incurred or paid or expected to be paid by a Trustee, officer or agent of the Trust in connection  with any  proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a
Trustee, officer or agent of the Trust.

                                  ARTICLE VIII
                                  MISCELLANEOUS

       Section 1.    LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES.

       No Person  dealing with the  Trustees  shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the  application  of any payments made or property  transferred to the
Trust or upon its order.

                                       22

       Section 2.    DERIVATIVE ACTIONS.

       (a)    Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected  Series,  as applicable, unless each of the following conditions is met:

              (i)    Each complaining Shareholder was a Shareholder of the Trust or the  affected  Series,  as  applicable,  at the time of the  action or failure  to act  complained  of, or  acquired  the Shares  afterwards  by operation of law from a Person who was a Shareholder at that time;

              (ii)   Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, as of the time the demand required by subparagraph (iii) below was made;

              (iii)  Prior to the  commencement of such derivative  action,  the complaining  Shareholders  have  made a  written  demand  to the Board of
       Trustees  requesting  that they cause the Trust or  affected  Series,  as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

                     (1)    a detailed  description  of the action or failure to
              act complained of and the facts upon which each such allegation is made;

                     (2)    a  statement  to the  effect  that  the  complaining
              Shareholders   believe  that  they  will  fairly  and   adequately
              represent  the  interests of similarly  situated  Shareholders  in enforcing  the  right of the  Trust  or the  affected  Series,  as applicable and a explanation of why the  complaining  Shareholders believe that to be the case;

                     (3)    a   certification    that   the    requirements   of
              sub-paragraphs  (i) and (ii) have been met, as well as information
              reasonably   designed  to  allow  the   Trustees  to  verify  that
              certification; and

                     (4)    a certification  that each  complaining  Shareholder
              will be a  Shareholder  of the Trust or the  affected  Series,  as applicable as of the commencement of the derivative action;

              (iv)   At  least  10% of the  Shareholders  of  the  Trust  or the affected  Series,  as  applicable,  must join in bringing the  derivative action; and

              (v)    A copy of the  derivative  complaint  must be served on the
       Trust,  assuming the requirements of  sub-paragraphs  (i)-(iv) above have already  been  met and the  derivative  action  has not  been  barred  in accordance with paragraph (b)(ii) below.

       (b)    Demands for  derivative  action  submitted in accordance  with the requirements above will be considered by those Trustees who are not deemed to be
Interested Persons of the Trust.  Within 30 calendar days of the receipt of such demand  by the  Board of  Trustees,  those  Trustees  who are not  deemed  to be
Interested Persons of the Trust will consider the merits of the

                                       23

claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. Trustees that are not deemed to be  Interested  Persons of the Trust are deemed  independent  for all  purposes, including for the purpose of approving or dismissing a derivative action.

              (i)    If the demand for derivative action has not been considered within 30  calendar  days of the  receipt of such  demand by the Board of
       Trustees, a decision  communicated to the complaining  Shareholder within the time  permitted  by  sub-paragraph  (ii)  below,  and  sub-paragraphs
       (i)-(iv)  of  paragraph   (a)  above  have  been  met,  the   complaining
       Shareholders  shall  not be  barred  by this  Declaration  of Trust  from commencing a derivative action.

              (ii)   If the demand for derivative  action has been considered by the Board of  Trustees,  and a  majority  of those  Trustees  who are not deemed to be  Interested  Persons of the  Trust,  after  considering  the merits of the claim,  has determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable,
       the  complaining   Shareholders  shall  be  barred  from  commencing  the
       derivative action. If upon such consideration the appropriate  members of the Board  determine  that such a suit  should  be  maintained,  then the appropriate  officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively.  The Board of Trustees,  or the appropriate  officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph
       (ii) in writing  within five business  days of such decision  having been reached.

       (c)    A  Shareholder  of a  particular  Series of the Trust shall not be entitled to participate in a derivative  action on behalf of any other Series of the Trust.

       Section 3.    TERMINATION OF THE TRUST OR ANY SERIES OR CLASS.

       (a)    Unless  terminated as provided  herein,  the Trust shall  continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series  entitled to vote,  voting  separately  by
Series, or by the Trustees by written notice to the Shareholders.  Any Series of
Shares or Class  thereof may be  terminated at any time by vote of a majority of the  Shares  of such  Series or Class  entitled  to vote or by the  Trustees  by written notice to the  Shareholders of such Series or Class. A Series subject to a Protected Maturity Date will terminate  operations  according to the terms and conditions disclosed in its Registration Statement.

       (b)    Upon the requisite  Shareholder  vote or action by the Trustees to terminate  the Trust or any one or more  Series of Shares or any Class  thereof, after  paying or  otherwise  providing  for all charges,  taxes,  expenses,  and liabilities,  whether  due or  accrued  or  anticipated,  of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the
Trust shall in  accordance  with such  procedures  as the  Trustees may consider appropriate  reduce the remaining  assets of the Trust or of the affected Series or Class to distributable  form in cash or other securities,  or any combination thereof,  and  distribute  the  proceeds  to the  Shareholders  of the Series or
Classes  involved,  ratably  according to the number of Shares of such Series or
Class  held  by the  Shareholders  of  such  Series  or  Class  on the  date  of distribution.

                                       24

Thereupon,  the Trust or any affected  Series or Class shall  terminate  and the
Trustees and the Trust shall be  discharged  of any and all further  liabilities and duties relating  thereto or arising  therefrom,  and the right,  title,  and interest of all parties  with respect to the Trust or such Series or Class shall be canceled and discharged.

       (c)    Upon termination of the Trust,  following completion of winding up of its business,  the Trustees shall cause a certificate of  cancellation of the
Certificate  of Trust to be filed in  accordance  with the Delaware  Act,  which
Certificate of Cancellation may be signed by any one Trustee.

       Section 4.    REORGANIZATION.

       (a)    Notwithstanding  anything else herein,  the Trustees may,  without
Shareholder approval, unless such approval is required by applicable law:

              (i)    cause the Trust to merge or consolidate with or into one or more  trusts  (or  series  thereof  to  the  extent  permitted  by  law), partnerships,  associations,  corporations  or  other  business  entities
       (including  trusts,  partnerships,  associations,  corporations  or other business  entities  created by the Trustees to accomplish  such merger or consolidation)  so  long  as the  surviving  or  resulting  entity  is an investment  company as defined in the 1940 Act,  or is a series  thereof, that will  succeed to or assume the Trust's  registration  under the 1940
       Act and that is  formed,  organized,  or  existing  under the laws of the
       United States or of a state, commonwealth, possession or territory of the
       United States, unless otherwise permitted under the 1940 Act;

              (ii)   cause any one or more  Series (or  Classes) of the Trust to merge  or  consolidate  with or into  any one or more  other  Series  (or
       Classes) of the Trust,  one or more trusts (or series or classes  thereof
       to  the   extent   permitted   by   law),   partnerships,   associations,
       corporations;

              (iii)  cause the Shares to be  exchanged  under or pursuant to any state or federal statute to the extent permitted by law; or

              (iv)   cause the Trust to  reorganize  as a  corporation,  limited liability  company or  limited  liability  partnership  under the laws of
       Delaware or any other state or jurisdiction.  (b) Any agreement of merger or  consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile  signatures conveyed by electronic or telecommunication means shall be valid.

       (c)    Pursuant  to and in  accordance  with the  provisions  of  Section
3815(f) of the  Delaware  Act,  and  notwithstanding  anything  to the  contrary contained in this  Declaration of Trust, an agreement of merger or consolidation approved  by the  Trustees  in  accordance  with this  Section 3 may  effect any amendment to the  governing  instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

                                       25

       (d)    The Trustees may create one or more statutory  trusts to which all or any part of the assets,  liabilities,  profits, or losses of the Trust or any
Series or Class thereof may be transferred and may provide for the conversion of
Shares in the Trust or any Series or Class thereof into beneficial  interests in any such newly created trust or trusts or any series of classes thereof.

       Section 5.    AMENDMENTS.

       (a)    Except as  specifically  provided in this  Section 5, the Trustees may, without  Shareholder  vote,  restate,  amend, or otherwise  supplement this
Declaration of Trust. Shareholders shall have the right to vote on:

              (i)    any amendment that would affect their right to vote granted in Article V, Section 1 hereof;

              (ii)   any amendment to this Section 5 of Article VIII;

              (iii)  any amendment that may require their vote under  applicable law  or  by  the  Trust's  Registration  Statement,  as  filed  with  the
       Commission; and

              (iv)   any  amendment  submitted  to them  for  their  vote by the
       Trustees.

       (b)    Any  amendment  required  or  permitted  to be  submitted  to  the
Shareholders that, as the Trustees  determine,  shall affect the Shareholders of one or more Series or Classes shall be authorized by a vote of the  Shareholders of each  Series or Class  affected  and no vote of  Shareholders  of a Series or
Class not affected shall be required.  Notwithstanding  anything else herein, no amendment  hereof shall limit the rights to  insurance  provided by Article VII,
Section 5 hereof  with  respect  to any acts or  omissions  of  Persons  covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification  referenced in Article VII,  Section 3 hereof as provided in the
By-Laws  with respect to any actions or  omissions  of Persons  covered  thereby prior to such amendment.  The Trustees may, without  Shareholder vote,  restate, amend,  or otherwise  supplement the Certificate of Trust as they deem necessary or desirable.

       Section 6.    FILING OF COPIES, REFERENCES, HEADINGS.

       The  original  or a copy  of  this  Declaration  of  Trust  and  of  each restatement  and/or  amendment  hereto  shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a  certificate  by an officer of the Trust as to whether or not any such restatements  and/or  amendments  have  been  made  and  as to  any  matters  in connection with the Trust hereunder; and, with the same effect as if it were the original,  may rely on a copy  certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements  and/or amendments.  In this  Declaration  of Trust  and in any  such  restatements  and/or  amendments, references to this  Declaration of Trust,  and all expressions such as "herein,"
"hereof," and "hereunder," shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof  or  control  or  affect  the  meaning,  construction  or  effect of this
Declaration of Trust. Whenever the singular

                                       26

number is used  herein,  the same shall  include  the  plural;  and the  neuter, masculine and feminine  genders shall include each other,  as  applicable.  This
Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

       Section 7.    APPLICABLE LAW.

       (a)    This  Declaration of Trust and the Trust created  hereunder are to be governed by and construed and enforced in  accordance  with,  the laws of the
State of Delaware.  The Trust shall be of the type  commonly  called a statutory trust,  and without  limiting  the  provisions  hereof,  the Trust  specifically reserves  the right to  exercise  any of the powers or  privileges  afforded  to statutory trusts or actions that may be engaged in by statutory trusts under the
Delaware Act, and the absence of a specific  reference herein to any such power, privilege,  or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

       (b)    Notwithstanding the first sentence of Section 7(a) of this Article
VIII,  there  shall  not be  applicable  to the  Trust,  the  Trustees,  or this
Declaration  of Trust either the  provisions  of Section 3540 of Title 12 of the
Delaware Code or any  provisions of the laws  (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate:  (i) the  filing  with any  court or  governmental  body or  agency of trustee  accounts or schedules of trustee  fees and  charges;  (ii)  affirmative requirements  to post bonds for trustees,  officers,  agents,  or employees of a trust; (iii) the necessity for obtaining a court or other governmental  approval concerning  the  acquisition,  holding,  or  disposition  of  real  or  personal property;  (iv) fees or other sums applicable to trustees,  officers,  agents or employees of a trust;  (v) the allocation of receipts and expenditures to income or principal;  (vi)  restrictions  or  limitations  on the  permissible  nature, amount,  or concentration of trust  investments or requirements  relating to the titling,  storage,  or other  manner of  holding of trust  assets;  or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities  and powers of trustees that are  inconsistent  with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

       Section 8.    PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

       (a)    The provisions of this Declaration of Trust are severable,  and if the  Trustees  shall  determine,  with  the  advice  of  counsel,  that any such provision is in conflict  with the 1940 Act, the  regulated  investment  company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never  to have  constituted  a part  of this  Declaration  of  Trust;  provided, however,  that  such  determination  shall  not  affect  any  of  the  remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

       (b)    If any  provision  of this  Declaration  of  Trust  shall  be held
invalid   or   unenforceable   in   any   jurisdiction,   such   invalidity   or
unenforceability  shall attach only to such provision in such  jurisdiction  and shall not in any manner affect such provision in any other  jurisdiction  or any other provision of this Declaration of Trust in any jurisdiction.

                                       27

       Section 9.    STATUTORY TRUST ONLY.

       It is the intention of the Trustees to create a statutory  trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general
partnership,   limited  partnership,   joint  stock  association,   corporation,
bailment,  or any  form of  legal  relationship  other  than a  statutory  trust pursuant to the  Delaware  Act.  Nothing in this  Declaration  of Trust shall be construed to make the  Shareholders,  either by themselves or with the Trustees, partners, or members of a joint stock association.

       Section 10.   WRITINGS.

       To the fullest extent permitted by applicable laws and regulations:

       (a)    all  requirements  in this  Declaration of Trust or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument,  any written consent or any written agreement,  shall be deemed to be  satisfied by means of any  electronic  record in such form that is acceptable to the Trustees; and

       (b)    all  requirements  in this  Declaration of Trust or in the By-Laws that any writing be signed  shall be deemed to be  satisfied  by any  electronic signature in such form that is acceptable to the Trustees.

                                       28

       IN WITNESS WHEREOF, the Trustees named below, being all of the Trustee of
AIG Series Trust,  have executed this amended and restated  Declaration of Trust as of the 30th day of November, 2004.

------------------------------                   -------------------------------
Jeffrey S. Burum, as Trustee                     Judith L. Craven, as Trustee

------------------------------                   -------------------------------
William F. Devin, as Trustee                     Samuel M. Eisenstat, as Trustee

------------------------------                   -------------------------------
Stephen J. Guman, as Trustee                     Peter A. Harbeck, as Trustee

------------------------------
William F. Devin, as Trustee

                                       29

                                   SCHEDULE A

                               SERIES AND CLASSES
                               ------------------

SERIES                                                                   CLASSES
------                                                                   -------

2010 High Watermark Fund                                                 Class A
                                                                         Class C
                                                                         Class I

2015 High Watermark Fund                                                 Class A
                                                                         Class C
                                                                         Class I

2020 High Watermark Fund                                                 Class A
                                                                         Class C
                                                                         Class I

2025 High Watermark Fund                                                 Class A
                                                                         Class C
                                                                         Class I

                                       30